U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: January 31, 2001



                              HADRO RESOURCES, INC.
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



         00-25579                                        87-0571853
(Commission file number)                    (I.R.S. Employer Identification No.)



                                 50 West Liberty
                                    Suite 880
                               Reno, Nevada 89501
                    (Address of Principal Executive Offices)

                                 (702) 433-5250
                           (Issuer's telephone number)

Item 1. Changes in Control of Registrant

     (a) On December 20, 2000, January 30, 2001, and January 31, 2001, Alexander
W. Cox, an individual ("Cox") purchased 100,000 shares, 1,1750,000 shares and 400,000 shares, respectively, of the $0.001 par value common stock (the "Common Stock") of Hadro Resources, Inc., a Nevada corporation (the "Company"). The purchases by Cox resulted in an acquisition of an aggregate 2,250,000 shares of Common Stock which represented approximately 17.2% of the issued and outstanding shares of Common Stock and resulted in a change in control of the Company. The transactions are as follows:

     (i) On December 20, 2000, Sparten Asset Group ("Sparten") sold 100,000 shares of Common Stock to Cox at $0.30 per share for an aggregate consideration of approximately $30,000. There was no written documentation between the parties involving the sale and purchase of the securities. On December 20, 2000, Sparten held of record 190,000 shares of free trading Common Stock and, therefore, was not deemed an affiliate of Hadro. The 100,000 shares acquired by Cox are free trading.

     (ii) On January 30, 2001, pursuant to a private transaction not involving a public offering, Tri Star Financial Group, Inc. ("Tri Star") sold 1,750,000 shares of restricted Common Stock to Cox at a price of $0.001 per share for an aggregate consideration of approximately $1,750. On January 30, 2001, Tri Star held of record 7,000,000 shares of restricted Common Stock and, therefore, was deemed an affiliate of Hadro. The 1,750,000 shares of Common Stock acquired by Cox are restricted securities. Cox executed a purchase and sale of securities agreement in which Cox acknowledged that the securities had not been registered under the Securities Act of 1933, as amended, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from Hadro's management concerning any and all matters related to the acquisition of securities. No underwriter was involved in the transaction, and no commissions or other remuneration were paid in connection with the sale and purchase of the securities.

     (iii) On January 31, 2001, Rising Sun Capital Corp. ("Rising Sun") sold 400,000 shares of Common Stock to Cox at $0.30 per share for an aggregate consideration of approximately $120,000. There was no written documentation between the parties involving the sale and purchase of the securities. On January 31, 2001, Rising Sun held of record 490,000 shares of free trading Common Stock and, therefore, was not deemed an affiliate of Hadro. The 400,000 shares of Common Stock acquired by Cox are free trading.

     (b) As a result of the acquisition by Cox of the 2,250,000 shares of Common Stock, which represented approximately 17.2% of the issued and outstanding shares of Common Stock, there was a change in control of the Company. The following table sets forth the name and address, as of the date of this Report, and the approximate number of shares of Common Stock owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than five percent (5%) of the Company's Common Stock, and the name and shareholdings of each officers and director, and all officers and directors as a group.

--------------------------------------------------------------------------------
Title of Class     Name and Address of         Amount and Nature      Percent of
                     Beneficial Owner               of Class             Class
--------------------------------------------------------------------------------
                                                            (1)
Common Stock       Alexander W. Cox                2,250,000             17.2%
                   428 - 755 Burrard Street
                   Vancouver, British Columbia
                   Canada V6Z 1X6
                                                            (2)
Common Stock       Tri Star Financial Corp.        5,250,000             40.2%
                   435 Martin Street
                   Suite 2000
                   Blaine, Washington 98320

Common Stock       All officers and directors        250,000             0.02%
                   as a group (3 persons)
--------------------------------------------------------------------------------
  (1)
     Of the 2,250,000 shares of Common Stock held of record by Cox, 500,000 shares are free trading and 1,750,000 shares are restricted.

  (2)
     These are restricted shares of Common Stock.

Items 2, 3, 4, 5, 6 and 8 not applicable.


Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

          10.1 Sale and Purchase of Securities Agreement between Tri Star Financial Group, Inc. and Alexander W. Cox dated January 30, 2001.


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            HADRO RESOURCES, INC.


Date:  March 12, 2001                       By: /s/ Grant Atkins
                                            --------------------
                                            Grant Atkins, President